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                                                                     EXHIBIT 2.1

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                         AGREEMENT AND PLAN OF MERGER

                        Dated as of September 10, 1997

                                 by and among

                           Corporate Express, Inc.,

                             IDD Acquisition Corp.

                                      and

                          Data Documents Incorporated



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

                               TABLE OF CONTENTS

                                                                            PAGE

                                   ARTICLE I

                                  THE MERGER

SECTION 1.1  The Merger....................................................    1
SECTION 1.2  Effective Time of the Merger..................................    1

                                   ARTICLE II

                     THE SURVIVING AND PARENT CORPORATIONS

SECTION 2.1  Certificate of Incorporation..................................    2
SECTION 2.2  By-laws.......................................................    2
SECTION 2.3  Officers......................................................    2

                                  ARTICLE III

                              CONVERSION OF SHARES

SECTION 3.1  Conversion of Company Shares in the Merger....................    2
SECTION 3.2  Conversion of Subsidiary Shares...............................    3
SECTION 3.3  Exchange of Certificates......................................    3
SECTION 3.4  No Fractional Securities......................................    5
SECTION 3.5  Options and Warrants..........................................    5
SECTION 3.6  Closing.......................................................    6
SECTION 3.7  Closing of the Company's Transfer Books.......................    6

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND SUBSIDIARY

SECTION 4.1  Organization and Qualification................................    6
SECTION 4.2  Capitalization................................................    7
SECTION 4.3  Subsidiaries..................................................    7
SECTION 4.4  Authority; Non-Contravention; Approvals.......................    8
SECTION 4.5  Reports and Financial Statements..............................    9
SECTION 4.6  Absence of Undisclosed Liabilities............................    9
SECTION 4.7  Absence of Certain Changes or Events..........................   10
SECTION 4.8  Litigation....................................................   10
SECTION 4.9  Registration Statement and Proxy Statement....................   10
SECTION 4.10  No Violation of Law..........................................   10

                                       i
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SECTION 4.11    Compliance with Agreements.................................   11
SECTION 4.12    Taxes......................................................   11
SECTION 4.13    Employee Benefit Plans; ERISA..............................   12
SECTION 4.14    Labor Controversies........................................   13
SECTION 4.15    Environmental Matters......................................   13
SECTION 4.16    Title to Assets............................................   15
SECTION 4.17    Material Agreements........................................   15
SECTION 4.18    Pooling Matters............................................   15

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 5.1     Organization and Qualification.............................   16
SECTION 5.2     Capitalization.............................................   16
SECTION 5.3     Subsidiaries...............................................   17
SECTION 5.4     Authority; Non-Contravention; Approvals....................   17
SECTION 5.5     Reports and Financial Statements...........................   18
SECTION 5.6     Absence of Undisclosed Liabilities.........................   19
SECTION 5.7     Absence of Certain Changes or Events.......................   19
SECTION 5.8     Litigation.................................................   19
SECTION 5.9     Registration Statement and Proxy Statement.................   19
SECTION 5.10    No Violation of Law........................................   20
SECTION 5.11    Compliance with Agreements.................................   20
SECTION 5.12    Taxes......................................................   20
SECTION 5.13    Employee Benefit Plans; ERISA..............................   21
SECTION 5.14    Labor Controversies........................................   22
SECTION 5.15    Environmental Matters......................................   22
SECTION 5.16    Title to Assets............................................   23
SECTION 5.17    Company Stockholders' Approval.............................   24
SECTION 5.18    No Excess Parachute Payments...............................   24
SECTION 5.19    Trademarks and Intellectual Property Compliance............   24
SECTION 5.20    Material Agreements........................................   24
SECTION 5.21    Pooling Matters............................................   24
SECTION 5.22    Transactions with Related Parties..........................   24
SECTION 5.23    Insurance..................................................   25
SECTION 5.24    Year 2000 Compliance.......................................   25
SECTION 5.25    Brokers....................................................   25

                                      ii
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                                 ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.1     Conduct of Business by the Company Pending the Merger......   25
SECTION 6.2     Conduct of Business by Parent and Subsidiary Pending
                  the Merger...............................................   27
SECTION 6.3     Control of the Company's Operations........................   27
SECTION 6.4     Control of Parent's or Subsidiary's Operations.............   27
SECTION 6.5     Acquisition Transactions...................................   28

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

SECTION 7.1     Access to Information......................................   29
SECTION 7.2     Registration Statement and Proxy Statement.................   30
SECTION 7.3     Company Stockholders' Approval.............................   30
SECTION 7.4     Affiliates of the Company..................................   30
SECTION 7.5     Nasdaq Listing.............................................   31
SECTION 7.6     Expenses and Fees..........................................   31
SECTION 7.7     Agreement to Cooperate.....................................   32
SECTION 7.8     Public Statements..........................................   32
SECTION 7.9     Option Plans and Warrants..................................   32
SECTION 7.10    Notification of Certain Matters............................   33
SECTION 7.11    Directors' and Officers' Indemnification...................   33
SECTION 7.12    Corrections to the Proxy Statement and Prospectus
                  and Registration Statement...............................   34
SECTION 7.13    Employment Agreements......................................   35
SECTION 7.14    Irrevocable Proxies........................................   35
SECTION 7.15    Grant of Options to Company Employees......................   35
SECTION 7.16    Tax-Free Treatment of Merger...............................   35
SECTION 7.17    Parent's Periodic Reports Following the Merger.............   35
SECTION 7.18    Employee Benefits..........................................   36

                                  ARTICLE VIII

                                   CONDITIONS

SECTION 8.1     Conditions to Each Party's Obligation to Effect the Merger.   36
SECTION 8.2     Conditions to Obligation of the Company to Effect the
                  Merger...................................................   37
SECTION 8.3     Conditions to Obligations of Parent and Subsidiary to
                  Effect the Merger.........................................  38

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                                 ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1    Termination..................................................  39
SECTION 9.2    Effect of Termination........................................  40
SECTION 9.3    Amendment....................................................  40
SECTION 9.4    Waiver.......................................................  40

                                   ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.1   Non-Survival of Representations and Warranties...............  41
SECTION 10.2   Validity.....................................................  41
SECTION 10.3   Notices......................................................  41
SECTION 10.4   Interpretation...............................................  42
SECTION 10.5   Miscellaneous................................................  42
SECTION 10.6   Counterparts.................................................  42
SECTION 10.7   Parties In Interest..........................................  42
SECTION 10.8   Exhibits and Schedules.......................................  42
SECTION 10.9   Personal Liability...........................................  43
SECTION 10.10  Definition of "Knowledge" and "Belief".......................  43

EXHIBITS

Exhibit 7.4      Form of Letter Agreement with Company Affiliates
Exhibit 7.16(a)  Form of Representation relating to tax matters of the Company
Exhibit 7.16(b)  Form of Representation relating to tax matters of Parent and
                   Subsidiary
Exhibit 8.2(b)   Matters to be covered by Opinion of Tax Counsel to the Company
Exhibit 8.2(c)   Matters to be covered by Opinion of Legal Counsel to the
                   Company
Exhibit 8.2(i)   Form of Kearns Employment Agreement
Exhibit 8.3(b)   Matters to be covered by Legal Counsel to the Parent and
                   Subsidiary

SCHEDULES

Schedule 2.3     List of Officers of the Surviving Corporation
Schedule 4.2     Parent Capitalization
Schedule 4.3     Subsidiaries
Schedule 4.6     Absence of Undisclosed Liabilities
Schedule 4.8     Litigation of Parent
Schedule 4.11    Compliance with Agreements
Schedule 4.13    Employee Benefit Plans of Parent
Schedule 4.15    Environmental Matters
Schedule 5.2     Company Capitalization
Schedule 5.3     Subsidiaries

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Schedule 5.4     Non-contravention of Agreements
Schedule 5.5     Company SEC Compliance Exceptions
Schedule 5.8     Litigation of the Company
Schedule 5.10    Violations of Laws by Company
Schedule 5.13    Employee Benefit Plans of the Company
Schedule 5.15    Environmental Matters
Schedule 5.16    Title to Assets
Schedule 5.18    Parachute Payments
Schedule 6.1     Securities to be Issued in Acquisitions by the Company

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of September 10, 1997 (the "Agreement"), by and among Corporate Express, Inc., a Colorado corporation ("Parent"), IDD Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Subsidiary"), and Data Documents Incorporated, a Delaware corporation (the "Company");

                             W I T N E S S E T H:

     WHEREAS, the Boards of Directors of Parent and the Company have determined that the merger of Subsidiary with and into the Company (the "Merger") is consistent with and in furtherance of the long-term business strategy of Parent and the Company, and is fair to and in the best interests of Parent and the Company and their respective stockholders; and

     WHEREAS, Parent, Subsidiary and the Company intend the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to be treated as a "pooling of interests" under Accounting Principles Board Opinion No. 16 ("APB 16").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                  THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the Delaware General Corporation Law (the "DGCL"), Subsidiary shall be merged with and into the Company and the separate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

     SECTION 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a Certificate of Merger, in a form mutually acceptable to Parent and the Company, to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.5.


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                                  ARTICLE II

                     THE SURVIVING AND PARENT CORPORATIONS

     SECTION 2.1 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation of the Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain unchanged).

     SECTION 2.2 By-laws. The By-laws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the By-laws of the Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain unchanged).

     SECTION 2.3 Officers. The officers of the Surviving Corporation following the Merger shall be as designated in Schedule 2.3, and such officers shall serve
                                     ------------
in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.


                                  ARTICLE III

                             CONVERSION OF SHARES

     SECTION 3.1 Conversion of Company Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

     (a) each share of the Company's Common Stock, par value $.001 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time, except any Non-Converting Shares (as defined in Section 3.1(c)), shall, subject to Section 3.1(b), be converted into the right to receive consideration (the "Merger Consideration") equal to that number of shares of common stock, par value $.0002 per share, of Parent ("Parent Common Stock"), which is determined by multiplying the Exchange Ratio (as defined below) by the number of shares of Company Common Stock held by such Company stockholder on the Closing Date (as defined in Section 3.5). The "Exchange Ratio" shall equal 1.1 shares of Parent Common Stock for each share of Company Common Stock outstanding at the time of the Merger, subject to adjustment upward or downward pursuant to this Section 3.1. There shall be no adjustment to the Exchange Ratio, and the Exchange Ratio shall remain 1.1 shares of Parent Common Stock for each share of Company Common Stock, if the average of the closing prices of Parent Common Stock as reported on the Nasdaq National Market ("Nasdaq") for ten (10) trading days selected randomly from the twenty (20) consecutive trading days ending five
(5) trading days prior to the special meeting of the Company's stockholders to approve the Merger (the "Parent Stock Value"), is greater than or equal to $15.00 but less than or equal to $18.20.

     (b) (i) If the Parent Stock Value is less than $15.00, then the Parent shall have the right to increase the Exchange Ratio to the number (expressed as a decimal fraction) which, when multiplied by the Parent Stock Value, will equal $16.50 and the Merger shall be consummated on the basis of such increased Exchange Ratio. In the event that the Parent does not elect to increase the Exchange Ratio to


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the amount set forth in the immediately preceding sentence, then the Company may at its option, either (i) terminate the Agreement or (ii) consummate the Merger. Notwithstanding the foregoing, even if Parent does elect to increase the Exchange Ratio, the Company may at its option terminate the Agreement if the Parent Stock Value is less than $10.00.

          (ii) If the Parent Stock Value is greater than $18.20, then the Exchange Ratio shall be decreased to the number (expressed as a decimal fraction) which, when multiplied by the Parent Stock Value, will equal $20.00. Notwithstanding the foregoing, the Exchange Ratio will not be less than one share of Parent Common Stock for each share of Company Stock.

     (c) each share of Company Common Stock, if any, owned by Parent or any subsidiary of Parent or held in treasury by the Company or any subsidiary of the Company (each a "Non-Converting Share") immediately prior to the Effective Time shall be cancelled and shall cease to exist from and after the Effective Time.

     (d) No share of Company Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 3.1 after the Effective Time.

     (e) The holders of shares of Company Common Stock shall not be entitled to appraisal rights.

     SECTION 3.2 Conversion of Subsidiary Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent as the sole stockholder of Subsidiary, each issued and outstanding share of common stock, par value $.001 per share, of Subsidiary ("Subsidiary Common Stock") shall be converted into one share of common stock, par value $.001 per share, of the Surviving Corporation.

     SECTION 3.3 Exchange of Certificates. (a) From and after the Effective Time, all Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive in exchange therefor, upon surrender thereof to ChaseMellon Shareholder Services (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to
Section 3.1 and cash payment for any fractional shares referred to in Section
3.4. Notwithstanding any other provision of this Agreement, (i) until holders or transferees of certificates theretofore representing shares of Company Common Stock have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any Parent Common Stock shares represented by such certificates and no payment for fractional shares shall be made and (ii) without regard to when such certificates representing shares of Company Common Stock are surrendered for exchange as provided herein, no interest shall be paid on any Parent Common Stock dividends or any payment for fractional shares. Upon surrender of a certificate which immediately prior to the Effective Time represented shares of Company Common Stock, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificate or certificates issued upon such surrender.

          (b) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall have paid to Parent or its transfer agent any applicable transfer or other taxes required by reason of such issuance.

          (c) Promptly after the Effective Time, Parent shall make available to the Exchange Agent the certificates representing shares of Parent Common Stock required to effect the exchanges referred to in paragraph (a) above and cash for payment of any fractional shares referred to in Section 3.4.

          (d) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1, and the Company Certificates so surrendered shall be cancelled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (e) Promptly following the date which is nine (9) months after the Effective Time, the Exchange Agent shall deliver to Parent all certificates (including certificates representing shares of any Parent Common Stock), property and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to Parent and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the number of shares of Parent Common Stock to which such person is entitled, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, Subsidiary or the Surviving Corporation shall be liable to a holder of Company Common Stock for any Parent Common Stock delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

          (f) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Company Certificate the Parent Common Stock deliverable in respect thereof determined in accordance with this Section 3.3. When authorizing such payment in exchange therefor, the Board of Directors of Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to give Parent such indemnity as it may reasonably direct as protection against any claim that may be made against Parent or the Surviving Corporation with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

          SECTION 3.4 No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued in the Merger and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Company Certificates for exchange pursuant to this Article III shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the closing price of the Parent Common Stock as reported on Nasdaq on the last trading day immediately preceding the Effective Time.

          SECTION 3.5 Options and Warrants. At the Effective Time and subject to Section 7.9, each option and warrant granted by the Company to purchase shares of the Company's Stock (each, a "Company Option" or a "Company Warrant") which is outstanding and exercisable immediately prior thereto shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option or warrant (the "Exchanged Option" or "Exchange Warrant") to purchase shares of Parent Common Stock exercisable until the current termination of the Company Option or Company Warrant, as the case may be, without accelerated termination by virtue of the Merger and in an amount and at an exercise price determined as provided below (and subject to the terms of the Company's 1995 Stock Inventive Plan or the terms of the option issued to John Bailey in connection with the Company's acquisition of Cal Emblem, and the agreements evidencing such grants, including but not limited to the accelerated vesting of any such options or warrants which shall occur by virtue of the consummation of the Merger to the extent required by such plans and agreements):

               (a) The number of shares of Parent Common Stock to be subject to the converted options and warrants shall be equal to the product of the number of shares of Company Common Stock subject to the original options or warrants and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

               (b) The exercise price per share of Parent Common Stock under the converted option or warrant shall be equal to the exercise price per share of Company Common Stock under the original option or warrant divided by the Exchange Ratio, provided that such exercise price shall be rounded out to the nearest cent.

               (c) Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of the Exchanged Options and the Exchanged Warrants and (ii) promptly after the Effective Time, issue to each holder of an Exchanged Option and Exchanged Warrant a document evidencing Parent's assumption of the Company's obligations under the Company Options and Company Warrants. The Exchanged Options and the Exchanged Warrants shall have the same terms and conditions as the Company Options and the Company Warrants, respectively.

               In the case of any converted options which are intended to qualify as "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), the exercise price, the number of shares purchasable pursuant to such options and the terms and conditions of exercise of such options shall be determined in order to comply with Section 424(a) of the Code. The duration and other terms of the converted option shall be the same as the original option except that all references to Company shall be deemed to be references to Parent.

          SECTION 3.6 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company on the third (3rd) business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and place as Parent and the Company shall reasonably agree (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

          SECTION 3.7 Closing of the Company's Transfer Books. At and after the Effective Time, holders of Company Common Stock shall cease to have any rights as stockholders of the Company, except for the right to receive shares of Parent Common Stock pursuant to Section 3.1 and the right to receive cash for the payment of fractional shares pursuant to Section 3.4. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing Company Common Stock are presented to Parent or the Surviving Corporation, they shall be cancelled and exchanged for Parent Common Stock in accordance with this Article III.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND SUBSIDIARY

          Parent and Subsidiary each represent and warrant to the Company as of the date hereof as follows:

          SECTION 4.1 Organization and Qualification. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), or results of operations of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect"). True, accurate and complete copies of each of Parent's Articles of Incorporation and Subsidiary's Certificates of Incorporation and respective By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been or in the case of Subsidiary, will promptly be delivered to the Company.

          SECTION 4.2  Capitalization.

          (a) The authorized capital stock of Parent consists of (i) 300,000,000 shares of Parent Common Stock, of which 129,713,444 shares were issued and outstanding as of July 31, 1997, (ii) 3,000,000 shares of non-voting common stock, par value $.0002 per share, no shares of which are outstanding as of September 9, 1997 and (iii) 25,000,000 shares of preferred stock, par value $.0001 per share, no shares of which are outstanding as of September 9, 1997. All of the issued and outstanding shares of Parent Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. The Parent Common Stock constitutes the only class of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act (as defined in Section 4.4(c) hereof).

          (b) The authorized capital stock of Subsidiary consists of 1,000 shares of Subsidiary Common Stock, of which 1,000 shares are issued and outstanding, which shares are owned beneficially and of record by Parent.

          (c)  Except as disclosed in the Parent SEC Reports (as defined in
Section 4.5) or as set forth on Schedule 4.2 attached hereto, as of the date
                                ------------
hereof, there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Parent or any subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment and (ii) no voting trusts, proxies or other agreements or understandings to which Parent or any subsidiary of Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent. The shares of Parent Common Stock to be issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

          SECTION 4.3 Subsidiaries. Each direct and indirect corporate subsidiary of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted except where any failure would not have a Parent Material Adverse Effect. Each subsidiary of Parent is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Parent Material Adverse Effect. All of the outstanding shares of capital stock of each corporate subsidiary of Parent that are owned by Parent are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent, free and clear of any liens, claims or encumbrances except that such shares are pledged to secure Parent's credit facilities, and except as set forth on Schedule 4.3 with respect to the pledge of certain subsidiaries'
             ------------
stock to secure promissory notes issued in connection with certain acquisitions. Except as set forth on Schedule 4.3, there are no outstanding subscriptions,
                       ------------
options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement. As used in this Agreement, the term "subsidiary" shall mean, when used with reference to any person or entity, any corporation, partnership, joint venture or other entity which such person or entity, directly or indirectly, controls or of which such person or entity (either acting alone or together with its other subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, joint venture or other entity.

          SECTION 4.4 Authority; Non-Contravention; Approvals.

          (a) Parent and Subsidiary each have all necessary corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Without limitation of the foregoing, each of the covenants and obligations of Parent set forth in Sections 6.2, 6.5, 7.6, 7.7, 7.8, 7.10, 7.14 and 7.15 is valid, legally binding and enforceable.

          (b) The execution and delivery of this Agreement by each of Parent and Subsidiary do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound. The consummation by Parent and Subsidiary of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals (as defined in
Section 4.4(c)) and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Parent Material Adverse Effect.

          (c) Except for (i) the filings by Parent and the Company required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Proxy Statement and Prospectus (as defined in
Section 4.9) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities or (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger (the filings and approvals referred to in clauses (i) through (iii) above are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Parent Material Adverse Effect.

          SECTION 4.5 Reports and Financial Statements. Since February 28, 1995, Parent has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has previously delivered to the Company copies of its (a) Annual Report on Form 10-K for the fiscal year ended March 1, 1997, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from March 1, 1997, until the date hereof and (c) all other reports, including quarterly reports, or registration statements filed by Parent with the SEC since March 1, 1997 (other than Registration Statements filed on Form S-8) (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in such reports (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

          SECTION 4.6 Absence of Undisclosed Liabilities. Except as disclosed in the Parent SEC Reports or with respect to acquisitions or potential transactions set forth on Schedule 4.6 attached hereto, neither Parent nor any
                          ------------
of its subsidiaries had at May 31, 1997, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto or (ii) which were incurred after May 31, 1997 and were incurred in the ordinary course of business and consistent with past practices; (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Parent Material Adverse Effect or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of Parent and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

          SECTION 4.7 Absence of Certain Changes or Events. Since May 31, 1997, there has not been any material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

          SECTION 4.8 Litigation. Except as disclosed in the Parent SEC Reports or in Schedule 4.8 attached hereto, there are no claims, suits, actions
              ------------
or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to cause a Parent Material Adverse Effect. Except as set forth in the Parent SEC Reports or in Schedule 4.8 attached
                                                    ------------
hereto, neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, authority or arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would reasonably be expected, either alone or in the aggregate, to have a Parent Material Adverse Effect.

          SECTION 4.9 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by Parent or its subsidiaries for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Parent and the Company in connection with the Merger for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (the "Registration Statement") or (b) the proxy statement to be distributed in connection with the Company's meeting of its stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Proxy Statement and Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meeting of the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and Prospectus will, as of its effective date, comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent or Subsidiary with respect to information supplied by the Company for inclusion therein.

          SECTION 4.10 No Violation of Law. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Reports, as of the date of this Agreement, to the knowledge of Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated to Parent an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Parent Material Adverse Effect. Parent and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Parent Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Parent Material Adverse Effect. Parent and its subsidiaries are not in violation of the terms of any Parent Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Parent Material Adverse Effect.

          SECTION 4.11 Compliance with Agreements. Except as disclosed in the Parent SEC Reports or in Schedule 4.11 attached hereto, Parent and each of its
                         -------------
subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under (a) the respective charters, by-laws or other similar organizational instruments of Parent or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Parent or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 4.11, would have, in the aggregate, a Parent Material Adverse Effect.

          SECTION 4.12  Taxes.

          (a) Parent and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined in Section 4.12(c)) required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Parent Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made adequate provision in the Parent Financial Statements for the payment of all Taxes (as defined in Section 4.12(b)) for all periods ending at or prior to the Effective Time, except where the failure to pay such Taxes would not have a Parent Material Adverse Effect. The liabilities and reserves for Taxes reflected in the Parent balance sheet included in the latest Parent SEC Report are expected to be adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or assets of Parent or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Parent or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a Parent Material Adverse Effect. Neither Parent nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly owned subsidiary of Parent other than agreements the consequences of which are fully and adequately reserved for in the Parent Financial Statements. Neither Parent nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

          (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

          (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

          SECTION 4.13 Employee Benefit Plans; ERISA. (a) Except as set forth in the Parent SEC Reports, at the date hereof, Parent and its subsidiaries do not maintain or contribute to any material employee benefit plans, programs, arrangements or practices (such plans, programs, arrangements or practices of Parent and its subsidiaries being referred to as the "Parent Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code).

Schedule 4.13 attached hereto lists all Multi-employer Plans and Multiple
-------------
Employer Plans which any of Parent or its subsidiaries maintains or to which any of them makes material contributions or which cover a material number of employees. Neither Parent nor its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Parent Plans, under existing collective bargaining agreements or to comply with applicable law.

          (b) Except as disclosed in the Parent SEC Reports, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Parent Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Parent Material Adverse Effect, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Parent Plans,
(iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Parent Plans subject to Title IV of ERISA other than in a "standard termination" described in
Section 4041(b) of ERISA, (iv) none of the Parent Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Parent Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Parent Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Parent SEC Reports as of May 31, 1997, based upon reasonable actuarial assumptions currently utilized for such Parent Plan, (vi) each of the Parent Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Parent Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Parent Plans, and the period for making any such necessary retroactive amendments has not expired, (viii) with respect to Multi-employer Plans, neither Parent nor any of its subsidiaries has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are defined in Sections 4203, 4204 and 4205 of ERISA, respectively, and, to the knowledge of Parent and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete withdrawal or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the knowledge of Parent and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Parent Plans other than claims for benefits in the ordinary course and (x) Parent and its subsidiaries have no current material liability for plan termination or complete withdrawal or partial withdrawal under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with Parent and its subsidiaries under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (a "Parent Controlled Group Plan"), and Parent and its subsidiaries do not reasonably anticipate that any such liability will be asserted against Parent or any of its subsidiaries. None of the Parent Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code).

          (c) The Parent SEC Reports contain a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

          SECTION 4.14 Labor Controversies. Except as set forth in the Parent SEC Reports, (a) there are no material controversies pending or, to the knowledge of Parent, threatened between Parent or its subsidiaries and any representatives of any of their employees, (b) to the knowledge of Parent, there are no material organizational efforts presently being made involving any of the presently unorganized employees of Parent and its subsidiaries, (c) Parent and its subsidiaries have, to the knowledge of Parent, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes and (d) no person has, to the knowledge of Parent, asserted that Parent or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to cause a Parent Material Adverse Effect.

          SECTION 4.15 Environmental Matters. (a) To Parent's knowledge and except as set forth in the Parent SEC Reports, (i) Parent and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as defined in Section 4.15(b)), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by Parent or any of its subsidiaries contain any Hazardous Substance (as defined in Section 4.15(c)) as a result of any activity of Parent or any of its subsidiaries in amounts exceeding the levels permitted by applicable

Environmental Laws, (iii) neither Parent nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that Parent or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against Parent or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by Parent or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by Parent or any of its subsidiaries as a result of any activity of Parent or any of its subsidiaries during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of Parent or its subsidiaries relating to the activities of Parent or its subsidiaries, (viii) except as set forth on Schedule 4.15 attached hereto, there are no underground storage tanks
         -------------
on, in or under any properties owned by Parent and any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by Parent and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by Parent or any of its subsidiaries and (x) neither Parent, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, singly or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (b) As used herein, "Environmental Law" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, or any state counterpart thereof, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries, damages or penalties due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

          (c) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

          SECTION 4.16 Title to Assets. Parent and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties as reflected in the most recent balance sheet included in the Parent Financial Statements, except for such properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current Taxes, payments of which are not yet delinquent,
(ii) such imperfections in title and easements and encumbrances, if any, as are not material in character, amount or extent and do not materially and adversely affect the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Parent's business operations (in the manner presently carried on by the Parent), (iii) as disclosed in the Parent SEC Reports or (iv) mortgages incurred in the ordinary course of business, and except for such matters which, singly or in the aggregate, could not reasonably be expected to cause a Parent Material Adverse Effect. All leases under which Parent leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not cause a Parent Material Adverse Effect.

          SECTION 4.17 Material Agreements. Parent and Subsidiary have no material agreements other than those filed as exhibits to Parent SEC Reports or which will be filed with the Form S-4.

          SECTION 4.18 Pooling Matters. To the Parent's knowledge and based upon consultation with its independent advisors, neither the Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger (a) from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code or (b) from being treated for financial accounting purposes as a pooling of interests in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC.

          SECTION 4.19 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Subsidiary has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

          SECTION 4.20 Brokers. Parent and Subsidiary represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee (except for the fee payable to the investment banking firm described in Section 8.3(g)) or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Subsidiary.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Subsidiary as of the date hereof as follows:

          SECTION 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect"). True, accurate and complete copies of the Company's Certificate of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

          SECTION 5.2  Capitalization.

          (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock. As of July 31, 1997, 9,687,582 shares of Company Common Stock and no shares of preferred stock were issued and outstanding. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights. No subsidiary of the Company holds any shares of the capital stock of the Company. The Company Common Stock constitutes the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Exchange Act.

          (b)  Except as set forth on Schedule 5.2 attached hereto, as of the
                                      ------------
date hereof (i) there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold or otherwise to become outstanding, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment and (ii) except as contemplated hereby, there are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company and there are no such trusts, proxies, agreements or understandings by, between or among any of the Company's stockholders with respect to Company Common Stock. There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights with respect to the Company.

          SECTION 5.3  Subsidiaries.  Except as set forth in Schedule 5.3, each
                                                             ------------
direct and indirect subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever except as set forth in Schedule 5.3 attached hereto. There are no
                       ------------
subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

          SECTION 5.4 Authority; Non-Contravention; Approvals.

          (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.3) and the Company Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholders' Approval, the consummation by the Company of the transactions contemplated hereby. The Board of Directors of the Company has recommended that the Merger be approved by the stockholders of the Company and has authorized the solicitation of proxies therefor. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Without limitation of the foregoing, each of the covenants and obligations of the Company set forth in Sections 6.1, 6.5, 7.1, 7.3, 7.6, 7.7, 7.8, 7.10, 7.13 and 7.14 is valid, legally binding and enforceable notwithstanding the absence of the Company Stockholders' Approval.

          (b)  Except as set forth in Schedule 5.4, the execution and delivery
                                      ------------
of this Agreement by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a requirement to redeem, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals and the Company Stockholder's Approval and
(y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

          (c) Except for (i) the filings by Parent and the Company required by the HSR Act, (ii) the filing of the Proxy Statement and Prospectus with the SEC pursuant to the Exchange Act and the Securities Act and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities and (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger (the filings and approvals referred to in clauses (i) through (iii) above are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Company Material Adverse Effect.

          SECTION 5.5  Reports and Financial Statements.  Except as set forth on

Schedule 5.5 attached hereto, since December 31, 1995, the Company has filed
------------
with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously delivered to Parent copies of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and
(ii) actions by written consent in lieu of a stockholders' meeting from December 31, 1995 until the date hereof and (c) all other reports, including quarterly reports, or registration statements filed by the Company with the SEC since December 31, 1995 (the documents referred to in clauses (a), (b) and (c) are collectively referred to as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in such reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

          SECTION 5.6 Absence of Undisclosed Liabilities. Except as disclosed in the Company SEC Reports or, with respect to acquisitions or potential transactions, as set forth on Schedule 5.6 attached hereto, neither the Company
                              ------------
nor any of its subsidiaries had at March 31, 1997, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies
(i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after March 31, 1997 and were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect or (ii) have been discharged or paid in full prior to the date hereof and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business.

          SECTION 5.7 Absence of Certain Changes or Events. Since the date of the most recent Company SEC Report, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, including as a result of any change in capital structure, employee compensation arrangement (including severance rights and benefit plans), accounting method or applicable law.

          SECTION 5.8 Litigation. Except as referred to in the Company SEC Reports or in Schedule 5.8 attached hereto, there are no claims, suits, actions
              ------------
or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality, authority or arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to cause a Company Material Adverse Effect. Except as referred to in the Company SEC Reports or in Schedule 5.8 attached
                                                       ------------
hereto, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any Company Material Adverse Effect.

          SECTION 5.9 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by the Company or its subsidiaries for inclusion in (a) the Registration Statement or (b) the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration

Statement, as amended or supplemented, at the time it becomes effective and at the time of such meeting of the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and Prospectus will comply, as of its effective date, as to form in all material respects with all applicable laws, including the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Parent or Subsidiary for inclusion therein. The Company is qualified to use Form S-3 under the Securities Act.

          SECTION 5.10 No Violation of Law. Except as disclosed in the Company SEC Reports or in Schedule 5.10 attached hereto, neither the Company nor any of
                  -------------
its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Company Material Adverse Effect. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Company Material Adverse Effect.

          SECTION 5.11 Compliance with Agreements. Except as disclosed in the Company SEC Reports, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under, (a) the respective charters, By-laws or similar organizational instruments of the Company or any of its subsidiaries; or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 5.11, would have, in the aggregate, a Company Material Adverse Effect.

          SECTION 5.12 Taxes. The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Company Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made adequate provision in the Company Financial Statements for the payment of all Taxes for all periods ending at or prior to the Effective Time (whether or not shown on any Tax Return), except where the failure to pay such Taxes would not have a Company

Material Adverse Effect. The liabilities and reserves for Taxes reflected in the Company balance sheet included in the latest Company SEC Report are adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly owned corporate subsidiary of Company. Neither the Company nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

          SECTION 5.13 Employee Benefit Plans; ERISA.

          (a) Except as set forth in the Company SEC Reports, as supplemented by Schedule 5.13 attached hereto, at the date hereof, the Company and its
   -------------
subsidiaries do not maintain, contribute to or have any obligation or liability to any employee benefit plans, programs, arrangements and practices (such plans, programs, arrangements and practices of the Company and its subsidiaries being referred to as the "Company Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of ERISA, or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code). Schedule 5.13 attached
                                                    -------------
hereto lists all Multi-employer Plans and Multiple Employer Plans which any of the Company or its subsidiaries maintains or to which any of them makes contributions or has any liability, contingent or otherwise. Neither the Company nor its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

          (b)  Except as disclosed in the Company SEC Reports or Schedule 5.13,
                                                                 -------------
(i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Company Material Adverse Effect, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "standard termination" described in
Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Company Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Company SEC Reports as of September 30, 1995, based upon reasonable actuarial assumptions currently utilized for such Company Plan, (vi) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired,
(viii) with respect to Multi-employer Plans, neither the Company nor any of its subsidiaries has, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are defined in Sections 4203, 4204 and 4205 of ERISA, respectively, and, to the best knowledge of the Company and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the knowledge of the Company and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course and (x) the Company and its subsidiaries have no current material liability, whether measured alone or in the aggregate, for plan termination or complete withdrawal or partial withdrawal under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company and its subsidiaries under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "Company Controlled Group Plans"), and the Company and its subsidiaries do not reasonably anticipate that any such liability will be asserted against the Company or any of its subsidiaries. None of the Company Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and 412 of the Code).

          (c)  The Company SEC Reports, as supplemented by Schedule 5.13
                                                           -------------
attached hereto, contain a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

          SECTION 5.14 Labor Controversies. Except as set forth in the Company SEC Reports, (a) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives of any of their employees, (b) to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its subsidiaries, (c) the Company and its subsidiaries have, to the knowledge of the Company, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes and
(d) no person has, to the knowledge of the Company, asserted that the Company or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect.

          SECTION 5.15  Environmental Matters.  Schedule 5.15 attached hereto
                                                -------------
lists all environmental studies, audits and reports prepared by or for the Company relating to any currently owned or leased properties of the Company and its subsidiaries conducted or completed since December 31, 1994. To the Company's knowledge and except as set forth in the Company SEC Reports or the studies, audits and reports identified in Schedule 5.15 or as otherwise set
                                          -------------
forth on Schedule 5.15, since December 31, 1994, (i) the Company and its
         -------------
subsidiaries have conducted their respective businesses in compliance in all material respects with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties currently owned by the Company or any of its subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its subsidiaries in concentrations that require removal or remediation under applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in material violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened in writing, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law by the Company or any of its subsidiaries, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties currently owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of the Company or its subsidiaries relating to the activities of the Company or its subsidiaries, (viii) any underground storage tanks on, in or under any properties currently owned by the Company or any of its subsidiaries are operated in material compliance with all applicable Environmental Laws and no underground storage tanks have been closed or removed from any of such properties currently during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by the Company and its subsidiaries that require removal or remediation under any applicable Environmental Law, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries and (x) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 5.16 Title to Assets. The Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien of current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), (iii) as disclosed in the Company SEC Reports, (iv) mortgages incurred in the ordinary course of business, or (v) except as set forth on

Schedule 5.16 attached hereto and except for such matters which, singly or in
-------------
the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect. All leases under which the Company leases real or personal property have been delivered to Parent and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a Company Material Adverse Effect.

          SECTION 5.17 Company Stockholders' Approval. The affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is a majority of the outstanding shares of Company Common Stock.

          SECTION 5.18  No Excess Parachute Payments.  Except as set forth on
Schedule 5.18, the Company has no contracts, arrangements or understandings
-------------
pursuant to which any person may receive any amount or entitlement from the Company or any of its subsidiaries (including cash or property or the vesting of property) that may be characterized as an "excess parachute payment" (as such term is defined in Section 280G(B)(1) of the Code) (any such amount being an "Excess Parachute Payment") as a result of any of the transactions contemplated by this Agreement. Except as set forth on Schedule 5.18, no person is entitled
                                           -------------
to receive any additional payment from the Company, its subsidiaries or any other person (a "Parachute Gross-up Payment") in the event that the twenty percent (20%) parachute excise tax of Section 4999(a) of the Code is imposed on such person. Except as set forth on Schedule 5.18, the Board of Directors of
                                     -------------
the Company has not during the six (6) months prior to the date of this Agreement granted to any officer, director or employee of the Company any right to receive any Parachute Gross-Up Payment.

          SECTION 5.19 Trademarks and Intellectual Property Compliance. The Company and its subsidiaries own or have the right to use, without any material payment to any other party, all of their patents, trademarks (registered or unregistered), trade names, service marks, copyrights and applications ("Intellectual Property Rights"), and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. To the knowledge of the Company, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims could reasonably be expected to have a Company Material Adverse Effect.

          SECTION 5.20 Material Agreements. The Company has no material agreements other than those filed as exhibits to the Company SEC Reports or which will be filed with the Form S-4.

          SECTION 5.21 Pooling Matters. To the Company's knowledge and based upon consultation with its independent accountants, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger (a) from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code or (b) from being treated for financial accounting purposes as a pooling of interests in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC.

          SECTION 5.22 Transactions with Related Parties. Except as set forth in the Company SEC Reports, (a) there have been no transactions by the Company or its subsidiaries with any officer or director of the Company or beneficial owner of more than five percent (5%) of the Company Common

Stock or their affiliates ("Related Parties") since December 31, 1996 which are required to be disclosed pursuant to the Exchange Act and (b) there are no material agreements or understandings now in effect between the Company or its subsidiaries and any Related Party.

          SECTION 5.23 Insurance. Except to extent there would be no Company Material Adverse Effect, all of the Company's and its subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring the Company and its subsidiaries and their directors, officers, employees, independent contractors, properties, assets and business, are valid and in full force and effect and without any premium past due or pending notice of cancellation, are, in the reasonable judgment of the Company, adequate for the business of the Company and its subsidiaries as now conducted, and there are no claims, singly or in the aggregate, under such policies in excess of $100,000, which, in any event, are not in excess of the limitations of coverage set forth in such policies. The Company and its subsidiaries have taken all actions reasonably necessary to insure that their independent contractors obtain and maintain adequate insurance coverage. All of the insurance policies referred to in this Section 5.23 are "occurrence" policies and no such policies are "claims made" policies, except with respect to directors and executive officers. Neither the Company nor any of its subsidiaries has knowledge of any fact indicating that such policies will not continue to be available to the Company and its subsidiaries upon substantially similar terms subsequent to the Effective Time. The provision and/or reserves in the Company Financial Statements are adequate for any and all self insurance programs maintained by the Company or its subsidiaries.

          SECTION 5.24 Year 2000 Compliance. The Company believes that its ongoing management information system upgrading program will result in each system, comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) (collectively, a "System"), that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of the Company and its subsidiaries not being materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century, and that neither the Company nor any of its subsidiaries will incur material expenses arising from or relating to the failure of any of its Systems as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.

          SECTION 5.25 Brokers. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee (except for the fee payable to the investment banking firm described in Section 8.2(g)) or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.


                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 6.1 Conduct of Business by the Company Pending the Merger. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend their respective charters or By-laws, (ii) split, combine or reclassify their outstanding capital stock or
(iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly owned subsidiary of the Company;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of or otherwise cause to become outstanding, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company may issue shares (i) upon conversion of convertible securities and exercise of options outstanding on the date hereof and (ii) in connection with the potential acquisitions described in Schedule 6.1;
                          ------------

          (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (x) borrowings in the ordinary course of business or (y) borrowings to refinance existing indebtedness, the terms of which shall be reasonably satisfactory to Parent, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action which would jeopardize the treatment of the Merger as a pooling of interests under APB 16, (iv) take or fail to take any action which action or failure would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) make any acquisition of any assets or businesses other than acquisitions of assets in the ordinary course of business, (vi) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) use all commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

          (f) confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

          (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice;

          (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law; and

          (i) maintain with financially responsible and adequately capitalized insurance companies insurance coverage on its assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

          SECTION 6.2 Conduct of Business by Parent and Subsidiary Pending the Merger. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing, Parent shall, and shall cause Subsidiary to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) except as necessary to consummate the transactions contemplated hereby, amend or propose to amend their respective charters or by-laws, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly owned subsidiary of Parent;

          (c) use all commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement; and

          (d) confer on a regular and frequent basis with one or more representatives of the Company to report operational matters of materiality and the general status of ongoing operations.

          SECTION 6.3 Control of the Company's Operations. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

          SECTION 6.4 Control of Parent's or Subsidiary's Operations. Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct Parent's or Subsidiary's operations prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

          SECTION 6.5  Acquisition Transactions.

          (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries (including officers, directors, representatives and agents of the Company and its subsidiaries) to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide information to any corporation, partnership, person or other entity or group except the Parent, concerning any merger, sale of assets, sale of or tender offer for its common stock or similar actions (any such transactions being referred to herein as "Acquisition Transactions") provided, however, that nothing herein shall prevent the Board of Directors of the Company from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer.

          (b) Notwithstanding the provisions of paragraph (a) above, the Company may, in response to an unsolicited written proposal with respect to an Acquisition Transaction, furnish information to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquirer") pursuant to appropriate confidentiality agreements and may participate in discussions and negotiate with such Potential Acquirer concerning any inquiry or proposal to acquire the Company in an Acquisition Transaction or negotiate with such Potential Acquirer if (i) the Company shall have given not less than two (2) business days' advance written notice to the Parent of the Company's intention to do so, (ii) the board of directors of the Company is advised by one or more of its independent financial advisors that providing information to the Potential Acquirer is likely to lead to an Acquisition Transaction on terms that would yield a higher value to the Company's stockholders than the Merger and is in furtherance of the best interests of the Company's stockholders and (iii) based upon advice of its legal counsel, its board of directors determines in good faith, that such action is in furtherance of the best interests of the Company stockholders and that the failure to provide such information to such Potential Acquirer would constitute a breach of its fiduciary duty to its stockholders.

          (c) In the event the Company shall determine to provide any information or negotiate as described in paragraph (b) above, or shall receive any request, inquiry proposals or offer of the type referred to in paragraph (b) above, it shall (i) immediately provide Parent with a copy of all information being provided to the third party, (ii) promptly inform the Parent that information is to be provided, that negotiations are to take place or that an offer has been received and (iii) if a request, inquiry, proposal or offer has been received, furnish to the Parent a description of the material terms thereof and, unless the board of directors of the Company concluded that such disclosure is inconsistent with its fiduciary duties under applicable law, furnish to the Parent the identity of the person receiving such information or the proponent of such offer, if applicable.

          (d) Subject to Subsection (e) below, the Company may enter into a definitive agreement for an Acquisition Transaction which meets the requirements set forth above with a Potential Acquirer with which it is permitted to negotiate pursuant to paragraph (b) above, but only if (i) the independent financial advisors of the Company shall have determined in good faith that such Acquisition Transaction would be more favorable to the Company's stockholders from a financial point of view than the Merger and is in furtherance of the best interests of the Company's stockholders, (ii) at least five (5) business days prior to the execution of such definitive agreement, the Company shall have furnished the Parent with a copy of such definitive agreement and (iii) the Parent shall have failed within such five-day period to offer to amend the terms of this Agreement in order that the Merger be, in good faith determination of the Board of Directors of the Company, at least as favorable to the Company's stockholders from a financial point of view as the Acquisition Transaction.

          (e) Each party (i) acknowledges that a breach of any of its covenants contained in this Section 6.5 will result in irreparable harm to the other party which will not be compensable in money damages and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant. In any event, if Company enters into an Acquisition Transaction, it will immediately pay to Parent the sums described in Section 7.6 hereof.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

          SECTION 7.1 Access to Information. (a) The Company and its subsidiaries shall afford to Parent and Subsidiary and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") and Parent and its subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "Company Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC or which may have a material effect on their respective businesses, properties or personnel and (ii) such other information concerning their respective businesses, operations, properties, assets, condition (financial or other), results of operations and personnel as Parent or Subsidiary or the Company, as the case may be, shall reasonably request; provided that no investigation pursuant to this Section 7.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold, and the Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all non-public documents and information furnished to Parent and Subsidiary or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement, except that (i) Parent, Subsidiary and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals, the Company Required Statutory Approvals and the Company Stockholders' Approval and (ii) each of Parent, Subsidiary and the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

          (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 7.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

          (c) The Company shall promptly advise Parent and Parent shall promptly advise the Company in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any material adverse effect on the business, operations, properties, assets, condition (financial or other), or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, taken as a whole.

          SECTION 7.2 Registration Statement and Proxy Statement. Parent and the Company shall file with the SEC as soon as is reasonably practicable after the date hereof the Proxy Statement and Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take any reasonable action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant hereto. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences. The information provided and to be provided by Parent and the Company, respectively, for use in the Proxy Statement and Prospectus shall be true and correct in all material respects without omission of any material fact which is required to make such information not misleading as of the date thereof and in light of the circumstances under which given or made.

          SECTION 7.3  Company Stockholders' Approval.   The Company shall, as
promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law, shall use its reasonable best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby, provided that the Board of Directors of the Company may make any disclosure that it is compelled to make with respect to the receipt of a proposal for an Acquisition Transaction with a Potential Acquirer in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 promulgated under the Exchange Act with regard to any tender offer. Such meeting of stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company shall, through its Board of Directors, recommend to its stockholders approval of the transactions contemplated by this Agreement. The Company (i) acknowledges that a breach of its covenant contained in this Section 7.3 to convene a meeting of its stockholders and call for a vote thereat with respect to the approval of this Agreement and the Merger will result in irreparable harm to Parent which will not be compensable in money damages, and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to Parent for a breach of such covenant.

          SECTION 7.4 Affiliates of the Company. (a) Within 30 days after the date of this Agreement, (i) the Company shall deliver to Parent a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act ("Rule 145"), including, without limitation, all directors and executive officers of the Company and (ii) the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws, including Accounting Series Release No. 135 ("ASR 135"). The Company shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of the Company after the Company's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit
                                                                        -------
7.4.
---

          (b) If any stockholder of the Company reasonably determines on the basis of a rule or interpretation of the staff of the SEC that such stockholder will not be eligible to sell all of the shares (the "Stockholder Shares") of Parent received by such stockholder in the Merger pursuant to Rule 145(d) (1) in the three (3) month period immediately following the publication of thirty (30) days of combined financial results of operations of the Company and Parent as required by ASR 135, Parent agrees, if requested by such stockholder, to either, at Parent's option, (i) take such actions reasonably necessary to register the Stockholder Shares for resale pursuant to the Registration Statement or (ii) promptly after the Effective Time, register the Stockholder Shares pursuant to a registration statement on Form S-3. Parent shall maintain the effectiveness of any such registration statement (subject to Parent's right to convert to a Form S-3 registration from the Registration Statement at any time) until the earlier of the second anniversary of the Effective Time or such time as Parent reasonably determines that such stockholder will be eligible to sell all of the Stockholder Shares then owned by the Stockholder pursuant to Rule 145(d) (1) in the three month period immediately following the termination of the effectiveness of the applicable registration statement. Parent's obligations contained in this paragraph (b) shall terminate on the second anniversary of the Effective Time.

          SECTION 7.5 Nasdaq Listing. Parent shall use its reasonable best efforts to effect, at or before the Effective Time, authorization for listing on Nasdaq, upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Exchanged Options and Exchanged Warrants.

          SECTION 7.6 Expenses and Fees. Each party hereto agrees to bear its own expenses, including reasonable and customary fees and expenses payable to attorneys, accountants and investment bankers in connection with the transactions contemplated hereby. In addition, Parent will pay the fees and expenses incurred in connection with the printing, filing and mailing of the Proxy Statement and Prospectus and the HSR Act filing, provided, however, that in the event the Merger is not consummated, the parties will share equally in such fees and expenses.

          (a) If the Merger is not consummated because either party breaches a material representation or warranty or fails to perform a material covenant contained in this Agreement, and such breach shall not have been cured or such representation or warranty shall not have been made true within twenty (20) business days after notice by the other party thereof, and the other party has not breached any material representation or warranty or failed to perform a material covenant and the non-breaching party chooses to terminate this Agreement as a direct result of such breach or failure, the breaching party shall pay the non-breaching party the sum of $1,000,000.

          (b) If the Merger is not consummated because the Company enters into an Acquisition Transaction with another party other than the Parent as set forth in Section 6.5 hereof, at any time within twelve (12) months from the date of this Agreement, the Company shall pay to Parent the sum of $3,000,000, which sum shall be in lieu of the amount listed in subsection (a) of this Section 7.6. In the event that the Merger is not consummated because the Parent does not exercise its right under Section 3.1(b)(i) hereof, unless the Parent Stock Value is less than $13.20 per share, then the Parent shall pay to the Company the sum of $3,000,000, which sum shall be in lieu of the amount listed in subsection (a) of this Section 7.6.

          SECTION 7.7  Agreement to Cooperate.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable pursuant to all agreements, contracts, indentures or other instruments to which the parties hereto are a party, or under any applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts (i) to obtain all necessary or appropriate waivers, consents and approvals from lenders, landlords, security holders or other parties whose waiver, consent or approval is required to consummate the Merger, (ii) to effect all necessary registrations, filings and submissions and (iii) to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite votes of the stockholders of the Company and boards of directors of the Company and Parent.

          (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable after the date hereof a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Parent and the Company shall (i) use its reasonable efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto.

          (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

          SECTION 7.8 Public Statements. Unless required by law or by obligations pursuant to any listing agreement with the Nasdaq National Market as determined by Parent, Subsidiary or the Company, as the case may be, the parties
(i) shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby, and (ii) shall not issue any such press release or written public statement prior to such consultation.

          SECTION 7.9 Option Plans and Warrants. (a) The Parent will cause a Form S-8 ("Form S-8") to be filed with the SEC as soon as practicable following the Effective Time, but in no event more than thirty (30) days after the Effective Time, which registration statement shall register the shares of Parent Common Stock underlying the Parent Options granted in replacement of Company Options, or will cause such shares underlying such Parent Options to be subject to an existing Form S-8, and the Parent shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Options remain outstanding. At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the Plan to give effect to the foregoing provisions of this Section 7.9.

          (b) Pursuant to Section 12(h) of the Warrant Agreement dated as of November 28, 1994 between the Company and The Bank of New York (as the successor-in-interest to NationsBank of Texas, N.A.), concurrently with the consummation of the Merger the Parent shall enter into a supplemental Warrant Agreement and shall mail a notice describing such supplemental Warrant Agreement to the holders of Company Warrants.

          SECTION 7.10 Notification of Certain Matters. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 7.11  Directors' and Officers' Indemnification.

          (a) For a period of six years after the Effective Time, the Surviving Corporation and the Parent shall, to the extent permitted under Section 145 of the DGCL and to the extent of the Company's indemnification prior to the Effective Time, indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to) each present and former director, officer, previously indemnified employee and previously indemnified agent of the Company or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an "indemnified Party" and collectively, the "indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the indemnified Parties, which counsel shall be reasonably satisfactory to the Parent and the Surviving Corporation, promptly after statements therefor are received, (ii) the Parent and the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an indemnified Party's conduct complies with the standards set forth under Section 145 of the DGCL and the Parent's or the Surviving Corporation's respective Certificates of Incorporation or By-Laws shall be made by independent legal counsel acceptable to the Parent or the Surviving Corporation, as the case may be, and the indemnified Party; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 7.11 shall apply without limitation to negligent acts or omissions by an indemnified Party. Each indemnified Party is intended to be a third party beneficiary of this Section
7.11 and may specifically enforce its terms. This Section 7.11 shall not limit or otherwise adversely affect any rights any indemnified Party may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect.

          (b) Without limiting any of the obligations under paragraph (a) of this Section 7.11, Parent agrees that all rights to indemnification and all limitations of liability existing in favor of the indemnified Parties as provided in the Company's Certificate of Incorporation or Bylaws or in the similar governing documents of any of the Company's subsidiaries as in effect as of the date of this Agreement or as provided in the indemnification agreements of the Company with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation asserted or made within such period shall continue until the final disposition of such claim, action, suit, proceeding or investigation; provided, further, however, that nothing contained in this Section 7.11(b) shall be deemed to preclude the liquidation, consolidation or merger of the Company or any of the Company's subsidiaries, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation or merger and shall constitute rights which may be asserted against Parent.

          (c) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations set forth in this Section 7.11.

          (d) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.11(c) more than an amount equal to 150% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $190,000 in the aggregate).

          SECTION 7.12 Corrections to the Proxy Statement and Prospectus and Registration Statement. Prior to the date of approval of the Merger by the Company's stockholders, each of the Company, Parent and Subsidiary shall correct promptly any information provided by it to be used specifically in the Proxy Statement and Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement and Prospectus or the Registration Statement so as to correct the same and to cause the Proxy Statement and Prospectus as so corrected to be disseminated to the stockholders of the Company, to the extent required by applicable law.

          SECTION 7.13 Employment Agreements. Following the execution hereof, the Company will use its best efforts to cause any and all employees of the Company who are parties to agreements that may provide to them cash compensation upon a change of control (as defined therein) of the Company and certain other events (the "Employment Agreements") to execute amendments and/or waivers of the cash compensation provisions applicable upon such a change of control (as defined therein), in exchange for which the Parent will enter into employment agreements with each such employee of the Company in form and substance reasonably satisfactory to the parties thereto.

          SECTION 7.14 Irrevocable Proxies. Upon the execution hereof, the Company will use its best efforts to cause its executive officers and employee directors to execute and deliver to the Parent irrevocable proxies in a form reasonably acceptable to the Parent authorizing the Parent to vote all shares of Company Common Stock which such executive officers and directors are entitled to vote in favor of the Merger.

          SECTION 7.15 Grant of Options to Company Employees. Upon consummation of the Merger, Parent shall grant options to purchase 400,000 shares of Parent Common Stock (at an exercise price equal to the fair market price on the date of grant) to certain employees of the Company as recommended to Parent in writing by senior management of the Company and as agreed to by the compensation committee of the Parent's Board of Directors. Options granted to an employee for the aggregate purchase of 5,000 shares or less of Parent Common Stock shall be qualified as incentive stock options. Options granted to an employee for the aggregate purchase of more than 5,000 shares of Parent Company Stock shall be non-qualified options. The amounts and terms of such options shall be consistent with the Parent's policies relating to stock option grants to new employees, providing for a four-year ratable vesting schedule beginning one year from the date of grant (2.083% per month, for months thirteen (13) through sixty (60), inclusive, following the Effective Time) and a seven year expiration (or earlier in the event of termination of employment, except for Mr. Kearns' options, the expiration of which will be governed by Mr. Kearns' employment agreement). The Parent will register the shares issuable pursuant to the options Parent has agreed to grant under this Section 7.15 on a Form S-8, and shall use reasonable efforts to effect authorization for listing of such shares on the Nasdaq.

          SECTION 7.16 Tax-Free Treatment of Merger. The Parent, the Subsidiary and Company shall each use its best efforts to cause the Merger to be treated as a tax-free reorganization for federal income tax purposes. The Company, on the one hand, and Parent and Subsidiary, on the other hand, shall execute and deliver to legal counsel to the Company and Parent certificates substantially in the form attached hereto as Exhibits 7.16(a) and 7.16(b),
                                             ----------------     -------
respectively, at such time or times as reasonably requested by such legal counsel in connection with its delivery of an opinion with respect to transactions contemplated hereby and the Company and Parent shall each provide a copy thereof to the other parties hereto. Prior to the Effective Time, none of the Company, Parent or Subsidiary shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in Exhibits
                                                                     --------
7.16(a) and 7.16(b).
-------     -------

          SECTION 7.17 Parent's Periodic Reports Following the Merger. As soon as practicable following the Effective Time, Parent shall file with the SEC a periodic report under the Exchange Act which contains at least thirty (30) days of combined results of operations of the Company and the Parent as required by ASR 135 within the time prescribed for the filing of such report.

          SECTION 7.18 Employee Benefits. The Parent shall provide employee benefits to the employees of the Company and its subsidiaries in an amount and nature materially consistent with benefits provided to existing employees of the Parent and its subsidiaries, which benefits will, to the extent practicable and feasible, be generally comparable to existing benefits provided to the Company's employees. Notwithstanding the foregoing, nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific employee benefit plans or to continue the employment of any specific person. The Parent will also use its reasonable best efforts cause each employee medical benefit plan in which the employees of the Company and its subsidiaries participate from and after the Effective Time to waive (i) any preexisting condition restriction that was waived under the terms of any analogous plan immediately prior to the Effective Time or (ii) any waiting period limitation that would otherwise be applicable to an employee of the Company or its subsidiaries on or after the Effective Time to the extent such employee had satisfied any similar waiting period limitation under any analogous plan prior to the Effective Time.


                                 ARTICLE VIII

                                  CONDITIONS

          SECTION 8.1 Conditions to Each Party's Obligation to Effect the Merger. Unless waived by the parties, the respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company under applicable law and applicable listing requirements;

          (b) the shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance;

          (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (d) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

          (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

          (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal;

          (g) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, and all consents from lenders required to consummate the Merger, shall have been obtained and be in effect at the Effective Time;

          (h) Coopers & Lybrand L.L.P., certified public accountants for Parent, shall have delivered a letter, dated the Closing Date, addressed to Parent, in form and substance reasonably satisfactory to Parent, stating that the Merger will qualify as a pooling-of-interests transaction under APB 16; and

          (i) all required material consents and approvals of lenders who have advanced $5,000,000 or more to Parent or the Company and lessors of material leases shall have been obtained and be in effect at the Effective Time; provided, however, that the failure to obtain such consents or approvals shall
--------  -------
not be due to the default or delay of the party responsible for obtaining such consents and approvals.

          SECTION 8.2 Conditions to Obligation of the Company to Effect the Merger. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Parent and Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Parent and of the President and Chief Executive Officer or a Vice President of Subsidiary to that effect;

          (b) the Company shall have received an opinion of Gibson Dunn & Crutcher LLP, special counsel to the Company, in form and substance reasonably satisfactory to the Company, effective as of the Closing Date and based on representations of the Company and Parent, to the effect that (i) the Merger of Subsidiary with and into the Company pursuant to the Merger Agreement and applicable state law will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;
(ii) Parent, Subsidiary and Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) the stockholders of the Company will not recognize gain or loss as a result of the Merger, except to the extent such stockholders receive cash in lieu of fractional shares, and such opinion shall not have been withdrawn or modified in any material respect, substantially in the form of Exhibit 8.2(b);
                             --------------

          (c) the Company shall have received an opinion or opinions from Ballard Spahr Andrews & Ingersoll, special counsel to Parent and Subsidiary, dated the Closing Date, reasonably satisfactory to the Company substantially in the form set forth in Exhibit 8.2(c) attached hereto;
                      --------------

          (d) the Company shall have received "comfort" letters in customary form from Coopers & Lybrand L.L.P., certified public accountants for Parent and Subsidiary, dated the date of the Proxy Statement, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to the Company) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income related to Parent;

          (e) since the date hereof, there shall have been no changes that have, and no event or events shall have occurred which have resulted in or have, a Parent Material Adverse Effect;

          (f) all governmental waivers, consents, orders, and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Parent of the Merger;

          (g) the Company shall have received from Jefferies & Company, Inc. (or other nationally recognized investment banking firm reasonably acceptable to Parent) an opinion, dated as of the date on which the Proxy Statement and Prospectus is first distributed to the stockholders of the Company, to the effect that the consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the holders of Company Common Stock, and such opinion shall not have been withdrawn;

          (h) Deloitte & Touche LLP, independent public accountants for the Company, shall have delivered a letter, dated the Closing Date, addressed to the Company, in form and substance reasonably satisfactory to the Company, stating that the Company has not taken any action that would affect the ability to account for the Merger as a pooling-of-interests transaction under APB 16; and

          (i) The parent shall have entered into an employment agreement with Walter J. Kearns ("Mr. Kearns"), a form of which is attached hereto as Exhibit
                                                                       -------
8.2(i).
------

          SECTION 8.3 Conditions to Obligations of Parent and Subsidiary to Effect the Merger. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of the Company, in form and substance reasonably satisfactory to Parent to that effect;

          (b) Parent shall have received an opinion from Gibson Dunn & Crutcher LLP, special counsel to the Company, effective as of the Closing Date, substantially in the form set forth in Exhibit 8.3(b) attached hereto;
                                       --------------

          (c) Parent shall have received "comfort" letters in customary form and substance reasonably satisfactory to Parent from Deloitte & Touche LLP, certified public accountants for the Company, dated the date of the Proxy Statement, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to Parent) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income related to the Company;

          (d) the Affiliate Agreements required to be delivered to Parent pursuant to Section 7.4 shall have been furnished as required by Section 7.4;

          (e) since the date hereof, there shall have been no changes that have, and no event or events shall have occurred which have resulted in or have, a Company Material Adverse Effect;

          (f) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Parent of the Merger;

          (g) Parent shall have received from Merrill Lynch, Pierce, Fenner & Smith, Inc. (or other nationally recognized investment banking firm reasonably acceptable to the Parent) an opinion reasonably acceptable to the Parent, dated as of the date on which the Proxy Statement and Prospectus is first distributed to the shareholders of Parent, to the effect that the Exchange Ratio is fair, from a financial point of view, to Parent's stockholders, and such opinion shall not have been withdrawn;

          (h) the Company shall have delivered to Parent its audited consolidated financial statements for the year ended December 31, 1996, together with an unqualified opinion from Deloitte & Touche LLP regarding such financial statements, which financial statements shall reflect earnings which are not materially less than the average of the published projections of the securities analysts' which regularly follow the Company and which financial statements shall reflect all normal, recurring adjustments necessary to fairly present the Company's results from operations or financial condition; and

          (i) Coopers & Lybrand L.L.P., public accountants for Parent and Subsidiary, shall have delivered a letter, dated the Closing Date, addressed to Parent, in form and substance reasonably satisfactory to Parent stating that the Merger will qualify as a pooling-of-interests transaction under APB 16.


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 9.1 Termination. This Agreement may be terminated by the mutual written consent of the parties or at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company, as follows:

          (a)  The Company shall have the right to terminate this Agreement:

               (i) if the Merger is not completed by December 31, 1997 other than on account of delay or default on the part of the Company;

               (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or any of its 5% stockholders or any of their affiliates or associates;

               (iii) if the terms and conditions of Section 6.5(d) are satisfied;

               (iv) if Parent (A) fails to perform in any material respect any of its covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to Parent by the Company; or

               (v)    in the manner set forth in Section 3.1; or

               (vi) if the Company's shareholders' vote is not sufficient to approve the Merger.

          (b)  Parent shall have the right to terminate this Agreement:

               (i) if the Merger is not completed by December 31, 1997 other than on account of delay or default on the part of Parent;

               (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Parent or any of its 5% stockholders or any of their affiliates or associates;

               (iii) if the Company (A) fails to perform in any material respect any of its covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to the Company by Parent; or

               (iv)   in the manner set forth in Section 3.1; or

               (v) if the Company's shareholders' vote is not sufficient to approve the Merger.

          SECTION 9.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except as set forth in this Section 9.2 and in Sections 7.1, 7.6 and 7.8, all of which shall survive the termination). Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

          SECTION 9.3 Amendment. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

          SECTION 9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of any party hereto provided herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE X

                              GENERAL PROVISIONS

     SECTION 10.1 Non-Survival of Representations and Warranties. The representations and warranties contained in Articles IV and V of this Agreement shall not survive the Merger, and after effectiveness of the Merger the Company, Parent, Subsidiary or their respective officers or directors shall have no further obligation with respect thereto. This Section 10.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

     SECTION 10.2 Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

     SECTION 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  If to Parent or Subsidiary to:

          Corporate Express, Inc.
          1 Environmental Way
          Broomfield, Colorado  80021-3416
          Attention:  Gary M. Jacobs
          Facsimile Number: (303) 664-3823

     with a copy to:

          Ballard Spahr Andrews & Ingersoll
          1735 Market Street, 51st Floor
          Philadelphia, Pennsylvania  19103
          Attention:  Gerald J. Guarcini, Esq.
          Facsimile Number:  (215) 864-8999

     (b)  If to the Company, to:

          Data Documents Incorporated
          4205 South 96th Street
          Omaha, Nebraska  68217
          Attention:  Walter J. Kearns
          Facsimile Number:  (402) 339-9270

     with a copy to:

          Gibson Dunn & Crutcher LLP
          333 South Grand Avenue
          Los Angeles, California  90071-3197
          Attention:  Kenneth M. Doran, Esq.
          Facsimile Number:  (213) 229-6537

     SECTION 10.4 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     SECTION 10.5 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof,
(b) is not intended to confer upon any other person any rights or remedies hereunder, except for rights of indemnified Parties under Section 7.11 and (c) shall not be assigned by operation of law or otherwise, except that Subsidiary may assign this Agreement to any other wholly owned subsidiary of Parent. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

     SECTION 10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile signatures hereto.

     SECTION 10.7 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in the exception to Section 10.5(b), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.8 Exhibits and Schedules. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated by reference herein.

     SECTION 10.9 Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

     SECTION 10.10 Definition of "Knowledge" and "Belief". As used in this Agreement, "knowledge" or "belief" or similar language means, with respect to the Company, all things known to or believed by, after reasonable investigation and inquiry, Walter Kearns, A. Robert Thomas, Ralph Scheer and Milt Romjue.



           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.

                              CORPORATE EXPRESS, INC.


                              By:  /s/ Gary M. Jacobs
                                   ----------------------------------------
                                   Gary M. Jacobs
                                   Executive Vice President



                              IDD ACQUISITION CORP.


                              By:  /s/ Gary M. Jacobs
                                   ----------------------------------------
                                   Gary M. Jacobs
                                   Executive Vice President



                              DATA DOCUMENTS INCORPORATED


                              By:  /s/ Walter J. Kearns
                                   ----------------------------------------
                                   Walter J. Kearns
                                   Chief Executive Officer